10f-3 Transactions Summary*
* Evergreen Compliance Department
has on file a checklist
signed by the portfolio
manager and a compliance manager
stating that the transaction
fully complies with the conditions
of Rule 10f-3 of the
Investment Company Act of 1940.



Fund
Pennsylvania Muni Bond Fund
Security
Pennsylvan ia Turnpike Commission
Advisor
EIMCO
Transaction
Date
4/18/08
Cost
$15,000,000
Offering Purchase
6.06%
Broker
Citigroup
Underwriting
Syndicate
Members
Citi
RBC Capital Markets
Janney Montgomery Scott LLC
Wachovia Bank, N.A


Fund
California Municipal Bond Fund
Security
California Housing Finance Agency
Advisor
EIMCO
Transaction
Date
1/16/08
Cost
$4,000,000
Offering Purchase
2.67%
Broker
Goldman, Sachs & Co
Underwriting
Syndicate
Members
Goldman, Sachs & Co
Bear Stearns & Co
Citi
Wachovia Bank, N.A
Wachovia Bank, National Association


Fund
California Municipal Bond Fund
Security
State of California
Advisor
EIMCO
Transaction
Date
4/11/08
Cost
11,000,000
Offering Purchase
0.85%
Broker
Lehman Brothers
Underwriting
Syndicate
Members
Morgan Stanley
E.J. De La Rosa & Co., LLC
JP Morgan
Wachovia Bank, National Association